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Exhibit 1.1

Cross Country Announces First Quarter 2003 Earnings Release Date And Conference Call Information

  BOCA RATON, Fla., April 9 /PRNewswire-FirstCall/ — Cross Country, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its first quarter 2003 financial results on Friday, May 9, 2003, at 10:00 a.m. Eastern Time. The Company intends to distribute its earnings press release after the close of business on Thursday, May 8, 2003. Separately, earlier in the day on May 8th, Cross Country will hold its Annual Shareholders' Meeting in New York City.

  This call will be webcast live by CCBN and can be accessed at the Company's website at www.crosscountry.com or by dialing 800-218-0713 from anywhere in the U.S. or by dialing 303-262-2130 from non-U.S. locations. A replay of the webcast will be available from May 9th through May 23rd. A replay of the conference call will be available by telephone from 12:00 p.m. EDT on May 9th until 11:59 p.m. EDT on May 23rd by calling 800-405-2236 from anywhere in the U.S. or 303-590-3000 from non-U.S. locations —Passcode: 534821#.

  The webcast will also be distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network such as America Online's Personal Finance Channel, Fidelity Investments(R) (Fidelity.com) and others. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

  Cross Country, Inc. is a leading provider of healthcare staffing services in the United States. The company has an active client base of over 3,000 hospitals, pharmaceutical companies and other healthcare providers across all 50 states. Copies of this and other news releases as well as additional information about Cross Country can be obtained online at www.crosscountry.com. Shareholders and prospective investors can also register at the corporate Web site to automatically receive the Company's press releases by e-mail.

  SOURCE Cross Country, Inc. CONTACT: Howard A. Goldman, Director, Investor Relations, Cross Country, +1-877-686-9779, or email, hgoldman@crosscountry.com/ Web site: http://www.crosscountry.com

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Cross Country, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

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  Exhibit 1.1